UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                  July 22, 2005


                              ORYX TECHNOLOGY CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                         1-12680                22-2115841
(State or other jurisdiction      (Commission File Number)    (I.R.S. Employer
     of incorporation)                                       Identification No.)


         4340 Almaden Expressway, Suite 220, San Jose, California 95118
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (408) 979-2955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02.   Unregistered Sales of Equity Securities.

         On July 22, 2005, Oryx Technology Corp. completed a private placement of 120,975 shares of its common stock at a purchase price of $1.50 per share with a group of investors, resulting in cash proceeds to Oryx of $181,462.50. In connection with this offering the investors cancelled warrants exercisable for 120,975 shares of common stock at exercise prices ranging from $3.00 to $6.00 per share. The sale and issuance of the common stock is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act, as not being a public offering.

Item 9.01    Financial Statements and Exhibits.

         (c)      Exhibits.

                  10.82 Common Stock Purchase Agreement dated as of July 22, 2005 by and between Oryx Technology Corp. and the Purchasers named therein.


                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 22, 2005                    ORYX TECHNOLOGY CORP.
                                        (Registrant)


                                        By: /s/ Philip J. Micciche
                                           -----------------------
                                           Philip J. Micciche
                                           Chief Executive Officer


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